Exhibit 99.(d)(35)

FORM OF AMENDMENT NO. 2

TO THE

SUB-ADMINISTRATION, RESEARCH AND DUE DILIGENCE, AND COMPLIANCE

SERVICES AGREEMENT

AMENDMENT NO. 2 effective [      ], 2026 (“Amendment No. 2”), to the Sub-Administration, Research and Due Diligence, and Compliance Services Agreement dated April 28, 2025 (the “Agreement”) by and among VENERABLE INVESTMENT ADVISERS, LLC, a Delaware limited liability company (the “VIA”), VENERABLE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company (the “RIM”) (the “Agreement”).

WHEREAS, VIA, the Trust and RIM desire to add newly registered series (the “New Funds”) to the Agreement;

NOW THEREFORE, VIA, the Trust, and RIM agree to modify and amend the Agreement as follows:

1.	New Funds. Effective [ ], 2026, the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

Venerable Government Money Market Fund

Venerable Inflation Focused Fund

2.	Duration of Agreement for the New Funds. Unless otherwise terminated, the Agreement shall continue in effect with respect to a New Fund for two years from the date specified in Section 1 above and thereafter shall automatically continue for successive one-year periods.

3.	Schedule 1. Schedule 1 to the Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

VENERABLE INVESTMENT ADVISERS, LLC

By:
Name:
Title:

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

VENERABLE VARIABLE INSURANCE TRUST

By:
Name:
Title:

FORM OF AMENDMENT NO. 2

to

Schedule 1

RIM shall receive a fee from VIA at the following annual rate based upon the applicable Fund’s average daily net assets:

Fund	Fee

Venerable High Yield Fund	[ ]%
Venerable Strategic Bond Fund	[ ]%
Venerable US Large Cap Strategic Equity Fund	[ ]%
Venerable US Small Cap Fund	[ ]%
Venerable Bond Index Fund	[ ]%
Venerable Intermediate Corporate Bond Index Fund	[ ]%
Venerable International Equity Fund	[ ]%
Venerable Government Money Market Fund	[ ]%
Venerable Inflation Focused Fund	[ ]%